As filed with the Securities and Exchange Commission on December 21, 1995.
                                                 Registration No. 033-
   _____________________________________________________________________________

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549
                                  _______________

                                     FORM S-8
                              Registration Statement
                                       Under
                            The Securities Act of  1933
                                  _______________

                          THERMO INSTRUMENT SYSTEMS INC.
              (Exact name of registrant as specified in its charter)
                                  _______________


           DELAWARE                                             04-2925809
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                      Identification Number)


                                 504 Airport Road
                               Post Office Box 2108
                         Santa Fe, New Mexico  87504-2108
                (Address of Principal Executive Offices) (Zip Code)


                 THERMO ELECTRON CORPORATION MONEYMATCH PLUS PLAN
                               (Full Title of Plan)


                           Sandra L. Lambert, Secretary
                          Thermo Instrument Systems Inc.
                          c/o Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                      (Name and Address of Agent for Service)

                                    Copies to:
                     Seth H. Hoogasian, Esq., General Counsel
                          Thermo Instrument Systems Inc.
                          c/o Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046

                                   (617) 622-1000
           (Telephone Number, Including Area Code, of Agent For Service)


                                  ---------------
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                          CALCULATION OF REGISTRATION FEE


      Title of                  Proposed      Proposed
     securities     Amount      Maximum       Maximum       Amount of
       to be         to be      Offering     Aggregate    Registration
     registered   registered   Price Per   Offering Price      Fee
                                 Share
   Common Stock,
      $.10 par      100,000
     value per    shares (1)  $31 1/4 (2)  $3,125,000 (2)   $625 (2)
       share


        In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under such plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.
   _______________

   (1) The number of shares of Common Stock which will actually be issued under the Plan cannot be determined at this time, as the number of shares of Common Stock purchased by the Plan Administrator pursuant to the Plan will depend on the amount of contributions to be used to purchase shares of the Registrant's Common Stock in the open market and the prevailing market prices.

   (2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 100,000 shares and (2) the average of the high and low sales prices, $31 3/4 and $30 3/4, respectively, of the Registrant's Common Stock on the American Stock Exchange on December 19, 1995 as reported in The Wall Street Journal.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the MoneyMatch Plus Plan (the "Plan") of Thermo Electron Corporation, the parent company of Thermo Instrument Systems Inc. (the "Registrant" or the "Company") pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

        The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

        (b) The Company's Current Report on Form 8-K filed with the Commission on March 6, 1995 with respect to events occurring on March 2, 1995.

        (c) The Company's Quarterly Report on Form 10-Q for the three-month period ended April 1, 1995.

        (d) The Company's Quarterly Report on Form 10-Q for the three-month period ended July 1, 1995.

        (e) The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1995.

        (f) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

        All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

   Item 4.  Description of Securities.

        Not applicable.

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   Item 5.  Interests of Named Experts and Counsel.

        The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also General Counsel of Thermo Electron Corporation, the majority stockholder of the Company, and owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company, of Thermo Electron Corporation, and of certain of Thermo Electron's subsidiaries, the fair market value of which exceeds $50,000.

   Item 6.  Indemnification of Directors and Officers.

        The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

        Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.

   Item 7.  Exemption of Registration Claimed.

        Not Applicable.

   Item 8.  Exhibits.

        The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

   Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or

                                        2
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        high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 20th day of December, 1995.

                                 THERMO INSTRUMENT SYSTEMS INC.

                                 By:  Arvin H. Smith
                                      -------------------------
                                      Arvin H. Smith, President
                                      and Chief Executive Officer



                               POWER OF ATTORNEY

        Each of the undersigned Directors and Officers of Thermo Instrument Systems Inc. hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Jonathan W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           Signature           Title                         Date


                            President, Chief Executive
   Arvin H. Smith           Officer and Director        December 20, 1995
   Arvin H. Smith


                            Vice President, Chief
                            Financial Officer and
   John N. Hatsopoulos      Director                     December 20, 1995
   John N. Hatsopoulos


   Paul F. Kelleher         Chief Accounting Officer     December 20, 1995
   Paul F. Kelleher

                                        4
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           Signature           Title                         Date


   Marshall J. Armstrong    Director                     December 20, 1995
   Marshall J. Armstrong


                            Director                     December __, 1995

   Frank Borman



   George N. Hatsopoulos    Chairman of the Board        December 20, 1995
   George N. Hatsopoulos



   Elias P. Gyftopoulos     Director                    December 20, 1995
   Elias P. Gyftopoulos



   Robert C. Howard         Director                     December 20, 1995
   Robert C. Howard



                            Director                     December __, 1995
   Frank Jungers



   Robert A. McCabe         Director                     December 20, 1995
   Robert A. McCabe



   Polyvios C. Vintiadis    Director                     December 20, 1995
   Polyvios C. Vintiadis
















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        Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan Administrator of the Thermo Electron Corporation MoneyMatch Plus Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 20th day of December, 1995.

                            Thermo Electron Corporation MoneyMatch Plus Plan

                            By:  Thermo Electron Corporation,
                                 Plan Administrator

                                 By:  Jonathan W. Painter
                                      -----------------------------
                                      Jonathan W. Painter, Treasurer










































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                                   EXHIBIT INDEX


   Exhibit
   Number         Description                                  Page


   5              Opinion of Seth H. Hoogasian, Esq.             8

   23.1           Consent of Arthur Andersen LLP                 9

   23.2           Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5.1).

   24             Power of Attorney (see signature pages
                  to this Registration Statement).









































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